SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 6, 2003

Psychiatric Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20488 (Commission File Number)	23-2491707 (I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite C-100, Franklin, Tennessee 37067
(Address of Principal Executive Offices)

(615) 312-5700
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

     (a)  Financial statements of businesses acquired.

None required

     (b)  Pro forma financial information.

None required

     (c)  Exhibits.

99.1	Press Release: Psychiatric Solutions Announces 60% Growth in First Quarter Revenues; 140% Growth in Pre-Tax Income

Item 9. Regulation FD Disclosure.

     On May 6, 2003, Psychiatric Solutions, Inc. (the “Company”) issued a press release announcing the Company’s operating results for the first quarter ended March 31, 2003. The press release is filed as Exhibit 99.1 hereto and incorporated herein by reference. The Company is furnishing its earnings press release dated May 6, 2003 pursuant to Items 9 and 12 in accordance with SEC Release No. 33-8216.

     The press release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

     EBITDA is presented in the press release. EBITDA represents earnings before interest, taxes, depreciation, amortization and other non-cash items. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from EBITDA are significant components in understanding and assessing financial performance. A table reconciling EBITDA to net earnings is included in the press release under Unaudited Financial Highlights. EBITDA should not be considered in isolation or as an alternative to net income or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.

By:	/s/ Brent Turner

Brent Turner Vice President, Treasurer and Investor Relations

Date: May 6, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release: Psychiatric Solutions Announces 60% Growth in First Quarter Revenues; 140% Growth in Pre-Tax Income